Exhibit 1b




                      ATLANTIC CITY ELECTRIC COMPANY
                    $150,000,000 First Mortgage Bonds,
             Designated Secured Medium Term Notes, Series D
                 and Unsecured Medium Term Notes, Series A
           Due From One Year to Thirty Years From Date of Issue

                         Selling Agency Agreement

                                             March 21, 1997


Goldman, Sachs & Co.
85 Broad Street
New York, New York   10004

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670

Lehman Brothers
Lehman Brothers Inc.
3 World Financial Center
New York, New York  10285


Dear Sirs:

     Atlantic City Electric Company, a New Jersey corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $150,000,000 aggregate principal amount of its First Mortgage Bonds, Designated Secured Medium Term Notes, Series D (the "Secured Notes"), and its Unsecured Medium Term Notes, Series A (the "Unsecured Notes", and, together with the Secured Notes, the "Notes") Due from One Year to Thirty Years from Date of Issue. The Secured Notes will be issued under the Company's Mortgage and Deed of Trust dated January 15, 1937 between the Company and The Bank of New York, as trustee (the "Mortgage Trustee"), as heretofore supplemented and as to be further supplemented by one or more supplemental indentures (said Mortgage, as heretofore supplemented, and as it is to be supplemented, being hereinafter referred to as the "Mortgage"). The Unsecured Notes will be issued under an Indenture, dated as of March 1, 1997 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Indenture Trustee"). The term "Trustee" as hereinafter used shall mean (i) the Mortgage Trustee, when referring to the Secured Notes, and (ii) the Indenture Trustee, when referring to the Unsecured Notes. The Notes will be issued in denominations of $1,000 and integral multiples thereof, will be issued only in fully registered form and will have the annual interest rates, maturities and, if appropriate, other terms set forth in a supplement to the Prospectus referred to below. The Notes will be issued, and the terms thereof established, in accordance with the Mortgage or the Indenture, as the case may be, and, in the case of Notes sold pursuant to Section 2(a), the Medium Term Notes Administrative Procedures attached hereto as Exhibit A (the "Procedures"). The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of, the Trustee. For the purposes of this Agreement, the term "Agent" shall refer to any of you and any Additional Agent as defined and as provided for in Section 2(a) acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the "Agents"), the term the "Purchaser" shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term "you" shall refer to you collectively whether at any time any of you is acting in both such capacities or in either such capacity.

     1. Representations and Warranties. The Company represents and warrants to, and agrees with, you as set forth below in this
Section 1. Certain terms used in this Section 1 are defined in paragraph (d) hereof.

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") two registration statements on such Form S-3 (File
Numbers: 33-53841 and 333-     ), which have become effective,
for the registration under the Act of $150,000,000 aggregate principal amount of debt securities (the "Securities"), including the Notes. Such registration statements meet the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and comply in all other material respects with said Rule. The Company has included in Registration Statement No. 333-______ a basic prospectus which, pursuant to Rule 429 under the Act, is a combined prospectus also relating to the Securities included in Registration Statement No. 33-53841. The Company has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of prospectus included in Registration Statement No. 333- _________ relating to the Notes and the plan of distribution thereof (the "Prospectus Supplement"). In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement specifying the interest rates, maturity dates and, if appropriate, other terms of the Notes sold pursuant hereto or the offering thereof.

     (b) As of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of any Terms Agreement (as defined in Section 2(b)) and at the date of delivery by the Company of any Notes sold hereunder (a "Closing Date"), (i) the Registration Statements, as amended as of any such time, and the Prospectus, as supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules thereunder; (ii) the Registration Statements, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) those parts of the Registration Statements which shall constitute the Statements of Eligibility (Forms T-1) under the Trust Indenture Act of the Trustees or (ii) the information contained in or omitted from the Registration Statements or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by any of you expressly for use in the Registration Statements or the Prospectus (or any supplement thereto).

     (c) As of the time any Notes are issued and sold hereunder, the Mortgage and/or the Indenture, as the case may be, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company, except as the enforceability thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general, and except as the availability of the remedy of specific performance is subject to general principles of equity (regardless of whether such remedy is sought in a proceeding in equity or at law), and by an implied covenant of good faith and fair dealing.

     (d) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that Registration Statement No. 333-
and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in Registration
Statement No. 333-      at the Effective Date.  "Prospectus"
shall mean the Basic Prospectus as supplemented by the Prospectus Supplement. "Registration Statements" shall mean, and "Registration Statement" shall mean either of the registration statements referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time, but excluding any portions of the Registration Statements, amendments or supplements thereto, incorporated documents, exhibits or financial statements that relate solely to securities other than the Notes. "Rule 415" and "Rule 424" refer to such rules under the Act. Any reference herein to either Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statements, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

     (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with power and authority to own its properties and conduct the business in which it is engaged and is in good standing in each jurisdiction in which the character of its business makes such qualification necessary, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company.

     (f) The Notes, the Mortgage and the Indenture conform to descriptions thereof in the Prospectus, in all material respects.

     (g) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Mortgage, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Company's Charter, as amended, or the Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its property or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement or any Terms Agreement or the Mortgage or the Indenture except (i) such as have been obtained under the Act and the Trust Indenture Act,
(ii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the public offering of the Notes, and
(iii) the orders issued by the New Jersey Board of Public Utilities authorizing the issuance and sale by the Company of the Notes subject to certain conditions set forth therein, copies of which orders have been provided to the Agents and which are in full effect.

     2. Appointment of Agents; Solicitation by the Agents of
Offers to Purchase; Sales of Notes to a Purchaser.

     (a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

      On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures.

      The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

     The Company expressly reserves the right, upon fifteen business days' prior written notice to each Agent, to appoint other persons, partnerships or corporations ("Additional Agents") to act as its agent to solicit offers for the purchase of Notes; provided, each Additional Agent shall be named in the Prospectus and shall either execute this Agreement and become a party hereto or shall enter into an agency agreement with the Company on terms substantially similar to those contained herein; thereafter the term Agent as used in this Agreement shall mean each Agent and each such Additional Agent.

     The Company agrees to pay each Agent a commission, on the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount (except as otherwise agreed by the Company and such Agent) of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

     Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit or accept offers to purchase Notes through any agent other than an Agent.

     Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in the Agreement, have any liability to the Company as a result of the failure of any such purchase to be consummated for any reason. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any Agent may purchase Notes as principal pursuant to Section 2(b).

     (b) Subject to the terms and conditions stated herein, whenever the Company and any Agent determines that the Company shall sell Notes directly to such Agent as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and, unless otherwise agreed by the Company and such Agent, any supplemental agreement relating thereto between the Company and the Purchaser. Each such supplemental agreement is herein referred to as a "Terms Agreement". Each Terms Agreement, which may be in writing or which may be oral, confirmed in writing, shall describe the Notes to be purchased by the Purchaser pursuant thereto, and shall specify the aggregate principal amount of such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes, any redemption terms of the Notes, the Closing Date for the purchase of such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any modifications of the requirements for the delivery of the opinions of counsel, the certificates from the Company or its officers, or a letter from the Company's independent public accountants, pursuant to Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(m). Any Terms Agreement may be in the form attached hereto as Exhibit B. The Purchaser's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

     Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (1) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant hereto to dealers or purchasers.

     The Company may sell Notes to any Agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale) at varying prices related to prevailing market prices at the time of such resale as determined by such Agent. An Agent may resell a Note purchased by it as principal to another broker-dealer at a discount, provided such discount does not exceed the commission or discount received by such Agent from the Company in connection with the original sale of such Note.

     Delivery of the certificates for Notes sold to the Purchaser pursuant to any Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

     (c) The Company, however, expressly reserves the right to place the Notes itself privately or through a negotiated underwritten transaction with one or more underwriters without notice to any Agent and without any opportunity for any Agent to solicit offers for the purchase of the Notes. In such event, no commission will be payable to the Agents.

     3. Offering and Sale of Notes. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

     4. Agreements.  The Company agrees with you that:

     (a) Prior to the termination of the offering of the Notes, the Company will not file any amendment of either Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act; (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes or
(iii) a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b); (ii) when, prior to the termination of the offering of the Notes, any amendment of either Registration Statement shall have been filed or become effective; (iii) of any request by the Commission for any amendment of either Registration Statement or supplement to the Prospectus or for any additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of either Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend either Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented); (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (g) of this Section 4 in connection with the preparation or filing of such amendment or supplement are satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to either Registration Statement, if such an amendment is required, resume your obligation to use reasonable best efforts to solicit offers to purchase Notes hereunder.

     (c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and will furnish to each of you copies of such documents. In addition, on or prior to the date on which the Company makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Company proposes to describe, in a document filed pursuant to the Exchange Act, the Company will furnish to each of you the information contained or to be contained in such announcement. The Company also will furnish to each of you copies of all other press releases or announcements to the general public. The Company will immediately notify each of you of any downgrading or change in the rating of the Notes or any other debt securities of the Company, or any proposal to downgrade or change the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any public announcement by any such organization that it has under surveillance or review its rating of the Notes or any other debt securities of the Company with negative implications, as soon as the Company learns of any such downgrading or change or announcement.

     (d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earning statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     (e) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statements
(without exhibits) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any supplement thereto as you may reasonably request.

     (f) The Company will use its best efforts to qualify the Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as you may designate within six months after the final sale of Notes pursuant to this Agreement and agrees to pay, or to reimburse you and your counsel for, reasonable filing fees and expenses in connection therewith in an amount not exceeding $5,000 in the aggregate (including filing fees and expenses paid and incurred prior to the date hereof), provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

     (g) The Company shall furnish to each of you such information, documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statements, the Prospectus, and any amendments thereof or supplements thereto, the Mortgage, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request.

     (h) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statements, the Prospectus, all amendments thereof and supplements thereto, the Mortgage, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements of the Trustee and the fees of any agency that rates the Notes; and (ii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement, including fees of counsel incurred in compliance with Section 4(f).

     (i) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statements and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statements.

     (j) If requested, each time that either Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) incorporating by reference information contained in a Current Report on Form 8-K filed by the Company under the Exchange Act that is (A) filed solely under Item 5 of Form 8-K and (B) not required to be filed to comply with Section 4(b), or (iii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto, unless, in the case of clause (ii) above, in the reasonable judgment of any of you, such information is of such a nature that a certificate of the Company should be delivered), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by a Vice President or Treasurer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(c) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to relate to the Registration Statements and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement.

     (k) If requested, each time that either Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) incorporating by reference information contained in a Current Report on Form 8-K filed by the Company under the Exchange Act that is (A) filed solely under Item 5 of Form 8-K and (B) not required to be filed to comply with Section 4(b), or (iii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices or other similar terms of any Notes sold pursuant hereto, unless, in the case of this clause (ii) above, in the reasonable judgment of any of you, such information is of such a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Company satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, substantially in the form heretofore made available to the Agents or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statements and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement).

     (l) If requested, each time that either Registration Statement or the Prospectus is amended or supplemented to include or incorporate amended or supplemental financial information, the Company shall cause its independent public accountants promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form satisfactory to each of you, of the same tenor as the letter referred to in Section 5(d) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statements and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if either Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company's independent public accountants may limit the scope of such letter, which shall be satisfactory in form to each of you, to the unaudited financial statements, the related "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information or changes in specified financial statement line items.

     (m) During the period, if any, which shall not exceed ten days, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, issue or announce the proposed issuance of any of its debt securities, including Notes, with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowings under its revolving credit agreements and lines of credit, issuances of its commercial paper, and other forms of unsecured borrowings from banks or other financial institutions.

     5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof at each such time or date, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

     (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) That, at the Execution Time, each Agent shall be furnished with the following opinions, dated the date thereof, with such changes therein as may be agreed upon by the Company and the Agents with the approval of Winthrop, Stimson, Putnam & Roberts, counsel to the Agents:

     (1) Opinions of Simpson Thacher & Bartlett, of New York, New York, and James E. Franklin II, Esq., of Egg Harbor Township, New Jersey, General Counsel of the Company, substantially in the forms heretofore made available to the Agents;

     (2)  Opinion of Winthrop, Stimson, Putnam & Roberts, of New
          York, New York, counsel to the Agents, substantially in the form heretofore made available to the Agents.

     (c) The Company shall have furnished to each Agent a certificate of the Company, signed by a Vice President or Treasurer of the Company, dated the Execution Time, to the effect that the signer of such certificate has carefully examined the Registration Statements, the Prospectus, any supplement to the Prospectus and this Agreement and that:

     (1) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate with the same effect as if made on the date thereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

     (2)  no stop order suspending the effectiveness of either
          Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

     (3) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

     (d) That the Agents shall have received a letter from Deloitte & Touche LLP in form and substance satisfactory to them, dated as of the Execution Time, (i) confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder; (ii) stating that in their opinion the financial statements audited by them and included or incorporated by reference in the Registration Statements complied as to form in all material respects with the then applicable accounting requirements of the Commission, including applicable published rules and regulations of the Commission and (iii) covering as of a date not more than five business days prior to the date of such letter such other matters as the Agents reasonably request.

     (e) Prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

     If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be canceled at any time by the Agents without any liability whatsoever. Notice of such cancellation shall be given to the Company in writing or by telephone or telex or facsimile transmission confirmed in writing.

     The documents required to be delivered by this Section 5 shall be delivered at the offices of the Company, at 6801 Black
Horse Pike, Egg Harbor Township, New Jersey, on the date hereof.

     6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of any related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

     (a) No stop order suspending the effectiveness of either
Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) If specified by any related Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(c) (except that references to the Prospectus shall be to the Prospectus as supplemented at the time of execution of the Terms Agreement); (ii) the opinions of counsel for the Company, dated as of the Closing Date, substantially in the form heretofore made available to the Agents; (iii) the opinion of Winthrop, Stimson, Putnam & Roberts, counsel for the Agents, dated as of the Closing Date, substantially in the form heretofore made available to the Agents, and (iv) the letter of Deloitte & Touche LLP, independent accountants for the Company, dated as of the Closing Date, substantially in the form heretofore made available to the Agents.

     (c) There shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company which, in the judgement of the Purchaser, materially impairs the investment quality of the Notes, (ii) any downgrading in the rating of any debt securities of the Company by Moody's Investors Service, Inc., Standard & Poor's Corporation or Duff & Phelps Investment Research Company, Inc., or any public announcement by any such organization that it has under surveillance or review its rating of any debt securities of the Company with negative implications; or (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of such Purchaser, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of offers to purchase, or sales of, Notes.

     (d) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and any Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser without any liability whatsoever. Notice of such cancellation shall be given to the Company in writing or by telephone or telex or facsimile transmission confirmed in writing.

     7.  Right of Person Who Agreed to Purchase to Refuse to
Purchase.

     (a) The Company agrees that any person who has agreed to purchase and pay for any Note, including a Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if at the Closing Date therefor, any condition set forth in Section 5 or 6, as applicable, shall not be satisfied.

     (b) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such
Note if, subsequent to the agreement to purchase such Note, any changes, condition or development specified in any of Section 6(a) or 6(c) (i) through (v) shall have occurred (without regard to any judgment of a Purchaser required therein) the effect of which is, in the judgment of the Agent which presented the offer to purchase such Note, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note (it being understood that under no circumstances shall any such Agent have any duty or obligation to exercise the judgment permitted to be exercised under this Section 7(b)).

     8.  Indemnification and Contribution.

     (a) The Company agrees, to the extent permitted by law, to indemnify and hold harmless each of you and each person, if any, who controls you within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act or otherwise, and to reimburse you and such controlling person or persons, if any, for any legal or other expenses incurred by you or them in connection with defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any alleged untrue statement of a material fact contained in either Registration Statement, or in the Prospectus, or if the Company shall furnish or cause to be furnished to you any amendments or any supplements thereto, in the Prospectus as so amended or supplemented other than amendments or supplements relating solely to securities other than the Notes (provided that if such Prospectus or such Prospectus, as amended or supplemented, is used after the period of time referred to in Section 4(b) hereof, it shall contain such amendments or supplements as the Company deems necessary to comply with Section 10(a) of the Act), or arise out of or are based upon any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such alleged untrue statement or omission which was made in either Registration Statement or Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by or through you expressly for use therein or any statements in or omissions from that part of either Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of any indenture trustee under an indenture of the Company, and except that this indemnity shall not inure to your benefit (or of any person controlling you) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Notes to any person if a copy of the Prospectus, as the same may then be supplemented or amended (excluding, however, any document then incorporated or deemed incorporated therein by reference) which corrected a material misstatement or omission in a Prospectus previously sent to such person, was not sent or given by you or on your behalf to such person with or prior to the written confirmation of the sale involved provided that the Company has furnished copies of the corrected Prospectus to you. This indemnity agreement will be in addition to any liability which the Company may otherwise have. You agree within ten days after the receipt by you of notice of the commencement of any action in respect to which indemnity from the Company on account of its agreement contained in this Section 8(a) may be sought by you, or by any person controlling you, to notify the Company in writing of the commencement thereof, but your omission so to notify the Company of any such action shall not release the Company from any liability which it may have to you or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 8(a). In case any such action shall be brought against you or any such person controlling you and you shall notify the Company of the commencement thereof, as above provided, the Company shall be entitled to participate in ( and, to the extent that it shall wish, including the selection of counsel, to direct) the defense thereof at its own expense. In case the Company elects to direct such defense and select such counsel, you or any controlling person shall have the right to employ your own counsel, but, in any such case, the fees and expenses of such counsel shall be at your expense unless the Company has agreed in writing to pay such fees and expenses. The Company shall not be liable in the event of any settlement of any such action effected without its consent.

     (b) Each of you agrees, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, each of its directors, each of its officers who signs either Registration Statement and each person who controls the Company within the meaning of Section 15 of the Act, to the same extent and upon the same terms as the foregoing indemnity of the Company to you, but only with reference to written information relating to such of you furnished to the Company by such of you specifically for use in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have.

     The Company acknowledges that the information set forth in the second and sixth (insofar as applicable to the Agents) sentences of the last paragraph of the cover page, in the first paragraph on page S-2, and in the third, fifth and sixth sentences of the first paragraph and all of the third paragraph under the heading "Plan of Distribution", of the Prospectus Supplement constitute the only information furnished in writing by any of you for inclusion in the Prospectus Supplement.

     (c) If you or any person entitled to indemnification by the terms of Section 8(a) hereof shall have given notice to the Company of a claim in respect thereof pursuant to Section 8(a), and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this agreement or if such claim is unavailable under controlling precedent, you or such person shall be entitled to contribution from the Company to the liabilities and expenses for which you or such person would have been indemnified pursuant to
Section 8(a) except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which you or such person is entitled, there shall be considered the relative benefits received by each of you and the Company from the offering of the Notes (taking into account the portion of the proceeds of the offering realized by each), your or such person's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and each of you agree that it would not be equitable if the amount of contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if you were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 8(c).

     9.  Termination.

     This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any of you or by any of you insofar as this Agreement relates to such of you, giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in the fifth paragraph of Section 2(a), Section 4(h), Section 8 and Section 10. The provisions of this Agreement (including without limitation Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If, at the time of any such termination, (i) any Purchaser shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (ii) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the covenants set forth in Sections 4 and 6 hereof shall remain in effect for such period of time (not exceeding nine months) until such Notes are so resold or delivered, as the case may be.

     (b) If any Terms Agreement or any sale of Notes shall not be carried out on a Closing Date by any Purchaser or any person who has agreed to purchase and pay for any Note for any reason permitted hereunder, or because the Company is not able to comply with the terms hereof or of any Terms Agreement, neither the Company nor any Agent shall be liable to any Purchaser of any such Note or to any person who has agreed to purchase and pay for any such Note or to each other for loss of anticipated profits or for opportunity costs from the transactions contemplated by this agreement or otherwise, except that the Company shall remain liable as provided in Section 4(h).

     10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of the fifth paragraph of Section 2(a) and Sections 4(h) and 8 hereof shall survive the termination or cancellation of this Agreement.

     11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be delivered or sent by mail or facsimile transmission to each of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be delivered or sent by mail or facsimile transmission to it at 6801 Black Horse Pike, Egg Harbor Township, New Jersey, 08234, attention of L. M. Walters, Vice President (Telecopier:(609) 645-4550).

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

                              Very truly yours,

                              ATLANTIC CITY ELECTRIC COMPANY


                              By:
                              Its:  Vice President

The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof.

GOLDMAN, SACHS & CO.

By:  _______________________

FIRST CHICAGO CAPITAL MARKETS, INC.

By:  _______________________
Its:

LEHMAN BROTHERS INC.

By:  _______________________
Its:

   SCHEDULE I
Commissions:

     Except as otherwise agreed with an Agent, the Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold on an agency basis by such Agent:
               Term                     Commission Rate

From 1 year to less than 18 months              .150%
From 18 months to less than 2 years             .200%
From 2 years to less than 3 years               .250%
From 3 years to less than 4 years               .350%
From 4 years to less than 5 years               .450%
From 5 years to less than 7 years               .500%
From 7 years to less than 10 years              .550%
From 10 years to less than 20 years             .600%
From 20 years up to and including 30 years      .750%

      Unless otherwise specified in the applicable Terms
Agreement, the discount or commission payable to a Purchaser shall be determined on the basis of the commission schedule set forth above.

Address for Notice to you:

Goldman, Sachs & Co.
85 Broad Street, 27th Floor
New York, New York 10004
Attention: Ben Smilchensky
Telephone:  (212) 902-1482

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois  60670
Attention:  J. Parker Russell
            Vice President, Investment
            Grade Securities

Telephone:  312-732-7885
Lehman Brothers Inc.
3 World Financial Center
12th Floor
New York, New York  10285-1200
Attention:  John Plaster, Vice President
            Medium Term Note Department
Telephone:  212-526-2040